Exhibit 99.1

ADTRAN, Inc. Reports Results for the Second Quarter 2012 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--July 10, 2012--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the second quarter 2012. For the quarter, sales were $183,998,000 compared to $184,227,000 for the second quarter of 2011. Net income was $21,070,000 for the quarter compared to $36,943,000 for the second quarter of 2011. Earnings per share, assuming dilution, were $0.33 for the quarter compared to $0.56 for the second quarter of 2011. Non-GAAP earnings per share for the quarter were $0.38 compared to $0.59 for the second quarter of 2011. Non-GAAP earnings per share exclude the effect of acquisition related expenses, amortizations and adjustments related to the acquisitions of the NSN Broadband Access business and Bluesocket, Inc. and stock compensation expense. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “Our results for the second quarter reflect a tightening spending environment. Total quarterly revenues grew 37% sequentially, with organic revenues (excluding the recently acquired NSN BBA business) up 20%, representing a flat year over year performance. Our Broadband Access category grew 38% (8% organic) over the same period last year. Our Internetworking category grew 6% over the same period last year. Total core products which include Broadband Access, Optical and Internetworking, grew 17% (flat organically) over the same period last year and now represent 84% of total revenues. Decreasing visibility leaves us cautious for the near term but we are confident that our strong customer alignment and increasing global footprint will deliver long term growth for the company.”

The Company also announced that its Board of Directors declared a cash dividend for the second quarter of 2012. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on July 26, 2012. The ex-dividend date is July 24, 2012 and the payment date is August 9, 2012.

The Company confirmed that its second quarter conference call will be held Wednesday, July 11, 2012 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at http://streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment, with a portfolio of more than 1,700 solutions. ADTRAN’s products enable voice, data, video, and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

To supplement our consolidated financial statements presented on a GAAP basis, ADTRAN, Inc. uses non-GAAP measures of net income per share, which are adjusted to exclude certain costs and expenses we believe appropriate to enhance an overall understanding of our past financial performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2011, and Form 10-Q for the quarter ended March 31, 2012. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	June 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$36,968	$42,979
Short-term investments	169,449	159,347
Accounts receivable, net	118,511	76,130
Other receivables	8,124	9,743
Inventory	103,776	87,800
Prepaid expenses	4,670	3,119
Deferred tax assets, net	12,803	12,125
Total Current Assets	454,301	391,243

Property, plant and equipment, net	81,981	75,295
Deferred tax assets, net	8,368	8,345
Goodwill	3,492	3,492
Other assets	14,323	7,131
Long-term investments	348,424	332,008

Total Assets	$910,889	$817,514

Liabilities and Stockholders' Equity
Accounts payable	$46,978	$29,404
Unearned revenue	27,251	9,965
Accrued expenses	12,577	5,876
Accrued wages and benefits	15,709	13,518
Income tax payable, net	10,677	3,169
Total Current Liabilities	113,192	61,932

Non-current unearned revenue	23,009	4,874
Other non-current liabilities	14,908	12,077
Bonds payable	46,500	46,500
Total Liabilities	197,609	125,383

Stockholders' Equity	713,280	692,131

Total Liabilities and Stockholders' Equity	$910,889	$817,514

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Sales	$183,998	$184,227	$318,733	$349,749
Cost of sales	88,797	77,400	149,445	144,127

Gross Profit	95,201	106,827	169,288	205,622

Selling, general and administrative expenses	35,905	30,898	69,017	60,450
Research and development expenses	32,458	24,619	57,252	48,256

Operating Income	26,838	51,310	43,019	96,916

Interest and dividend income	1,926	2,003	3,787	3,792
Interest expense	(581)	(594)	(1,168)	(1,196)
Net realized investment gain	2,356	3,372	4,823	6,139
Other expense, net	492	(117)	633	(242)
Gain on bargain purchase of a business	1,753	-	1,753	-

Income before provision for income taxes	32,784	55,974	52,847	105,409

Provision for income taxes	(11,714)	(19,031)	(18,816)	(34,208)

Net Income	$21,070	$36,943	$34,031	$71,201

Weighted average shares outstanding - basic	63,619	64,690	63,720	64,441
Weighted average shares outstanding - diluted(1)	64,393	66,135	64,628	66,044

Earnings per common share - basic	$0.33	$0.57	$0.53	$1.10
Earnings per common share - diluted(1)	$0.33	$0.56	$0.53	$1.08

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net Income	$21,070	$36,943	$34,031	$71,201

Other Comprehensive Income (Loss), net of tax:

Net change in unrealized gains (losses) on marketable securities	(5,054)	(3,140)	1,701	(5,791)
Reclassification adjustments for amounts Included in net income	(181)	(236)	(179)	(395)
Foreign currency translation	(96)	369	58	456

Other Comprehensive Income (Loss), net of tax	(5,331)	(3,007)	1,580	(5,730)

Comprehensive Income, net of tax	$15,739	$33,936	$35,611	$65,471

Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2012	2011
Cash flows from operating activities:
Net income	$34,031	$71,201
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,615	5,469
Amortization of net premium on available-for-sale investments	4,330	2,992
Net realized gain on long-term investments	(4,823)	(6,139)
Net (gain) loss on disposal of property, plant and equipment	(204)	17
Gain on bargain purchase of a business	(1,753)	-
Stock-based compensation expense	4,432	4,165
Deferred income taxes	(2,427)	(192)
Tax benefit from stock option exercises	1,701	10,318
Excess tax benefits from stock-based compensation arrangements	(1,346)	(9,180)
Change in operating assets and liabilities:
Accounts receivable, net	(43,062)	(12,373)
Other receivables	1,997	(6,463)
Income tax receivable, net	-	1,936
Inventory	5,548	(12,402)
Prepaid expenses and other assets	(1,527)	(176)
Accounts payable	12,877	14,703
Accrued expenses and other liabilities	13,099	1,870
Income tax payable, net	7,508	-
Net cash provided by operating activities	36,996	65,746

Cash flows from investing activities:
Purchases of property, plant and equipment	(7,787)	(6,287)
Proceeds from disposals of property, plant and equipment	266	-
Proceeds from sales and maturities of available-for-sale investments	138,307	237,459
Purchases of available-for-sale investments	(161,849)	(335,870)
Acquisition of business	7,496	-
Net cash used in investing activities	(23,567)	(104,698)

Cash flows from financing activities:
Proceeds from stock option exercises	4,328	33,022
Purchases of treasury stock	(13,432)	-
Dividend payments	(11,476)	(11,596)
Excess tax benefits from stock-based compensation arrangements	1,346	9,180
Net cash provided by (used in) financing activities	(19,234)	30,606

Net decrease in cash and cash equivalents	(5,805)	(8,346)
Effect of exchange rate changes	(206)	456
Cash and cash equivalents, beginning of period	42,979	31,677

Cash and cash equivalents, end of period	$36,968	$23,787

Supplemental Information
Acquisition Related Expenses, Amortizations and Adjustments
(Unaudited)
(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA). Acquisition related expenses, amortizations and adjustments for the three and six months ended June 30, 2012 for both transactions are as follows:

	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets	$267	$485
Amortization of other purchase accounting adjustments	111	377

Subtotal	378	862

NSN BBA acquisition
Amortization of acquired intangible assets	172	172
Amortization of other purchase accounting adjustments	1,052	1,052
Acquisition related professional fees, travel and other expenses	2,705	4,285

Subtotal	3,929	5,509

Total acquisition related expenses, amortizations and adjustments	4,307	6,371
Tax effect	(1,361)	(2,039)

Total acquisition related expenses, amortizations and adjustments, net of tax	$2,946	$4,332

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and six months ended June 30, 2012:

	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012
Revenue (adjustments to deferred revenue recognized in the period)	$508	$654
Cost of goods sold	669	806

Subtotal	1,177	1,460

Selling, general and administrative expenses	2,361	3,922
Research and development expenses	769	989

Subtotal	3,130	4,911

Total acquisition related expenses, amortizations and adjustments	4,307	6,371
Tax effect	(1,361)	(2,039)

Total acquisition related expenses, amortizations and adjustments, net of tax	$2,946	$4,332

Supplemental Information
Stock-based Compensation Expense
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Stock-based compensation expense included in cost of sales	$97	$89	$198	$180

Selling, general and administrative expense	1,047	999	2,098	2,006
Research and development expense	1,067	988	2,136	1,979

Stock-based compensation expense included in operating expenses	2,114	1,987	4,234	3,985

Total stock-based compensation expense	2,211	2,076	4,432	4,165
Tax benefit for expense associated with non-qualified options	(302)	(276)	(603)	(716)

Total stock-based compensation expense, net of tax	$1,909	$1,800	$3,829	$3,449

Reconciliation of GAAP net income per share, diluted, to
Non-GAAP net income per share, diluted
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

GAAP earnings per common share – diluted	$0.33	$0.56	$0.53	$1.08

Acquisition related expenses, amortizations and adjustments	0.05	-	0.07	-
Stock-based compensation expense	0.03	0.03	0.06	0.05
Bargain purchase gain – NSN BBA acquisition	(0.03)	-	(0.03)	-

Non-GAAP earnings per common share – diluted	$0.38	$0.59	$0.63	$1.13

CONTACT:
ADTRAN, Inc.
Jim Matthews, Senior Vice President/CFO, 256-963-8775
or
Investor Services/Assistance:
Gayle Ellis, 256-963-8220